EXHIBIT 4.8

                      Bachelor Lake Joint Venture Agreement

                                 by and between

                               Halo Resources Ltd.

                                       and

                             Metanor Resources Inc.

                                      Dated

                                September 8, 2005


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                             JOINT VENTURE AGREEMENT



                                  made between



                               HALO RESOURCES LTD.



                                       and



                 RESSOURCES METANOR INC./METANOR RESOURCES INC.







                            Dated September 8, 2005.






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                                TABLE OF CONTENTS





DEFINITIONS....................................................................1

   DEFINITIONS.................................................................1
   GENDER AND EXTENDED MEANINGS................................................7
   CURRENCY....................................................................7
   BUSINESS DAYS...............................................................7
   PERIOD OF TIME/TIME OF ESSENCE..............................................8
   SECTION HEADINGS............................................................8
   GOVERNING LAW...............................................................8
   FURTHER ASSURANCES..........................................................8

SCHEDULES......................................................................8

   SCHEDULES...................................................................8

REPRESENTATIONS AND WARRANTIES.................................................8

   REPRESENTATION AND WARRANTIES OF THE PARTIES................................8

COMMENCEMENT OF AGREEMENT......................................................9

   EFFECTIVE DATE..............................................................9

JOINT VENTURE.................................................................10

   PURPOSES...................................................................10
   AUTHORITY..................................................................10
   CONTINUING INTERESTS.......................................................10
   TERM.......................................................................10
   FISCAL YEAR................................................................10

RELATIONSHIP..................................................................11

   NO PARTNERSHIP.............................................................11
   OTHER BUSINESS OPPORTUNITIES...............................................11
   RELATIONSHIP OF PARTICIPANTS...............................................11
   RESPONSIBILITY FOR EXPENDITURES............................................11

INTERESTS OF PARTICIPANTS.....................................................12

   INITIAL CONTRIBUTIONS......................................................12
   CASH CONTRIBUTIONS.........................................................12
   CHANGES IN PARTICIPATING INTERESTS.........................................12
   VOLUNTARY REDUCTION IN PARTICIPATION.......................................12
   FAILURE TO MEET CASH CALLS.................................................13
   ELIMINATION OF MINORITY INTEREST...........................................13
   CONTINUING LIABILITIES UPON ADJUSTMENT OF PARTICIPATING INTERESTS..........13

MANAGEMENT COMMITTEE..........................................................14

   ORGANIZATION AND COMPOSITION...............................................14
   DECISIONS..................................................................14
   MEETING AND QUORUM.........................................................14
   ACTION WITHOUT MEETING.....................................................15
   MATTERS REQUIRING APPROVAL.................................................15
   MATTERS REQUIRING UNANIMOUS APPROVAL.......................................15

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   DECISIONS BINDING..........................................................16
   EXPENSES...................................................................16
   RULES......................................................................16
   PARTICIPANT MAY REQUIRE OPERATIONS TO BE SHUT DOWN.........................16
   RESUMPTION OF OPERATIONS...................................................16
   LOSS OF RIGHTS.............................................................16

MANAGER.......................................................................17

   MANAGER DURING EXPLORATION OPERATIONS......................................17
   MANAGEMENT OF ACCOUNTS DURING EXPLORATION OPERATIONS.......................17
   MANAGER DURING DEVELOPMENT, MINING AND OTHER OPERATIONS....................17
   STANDARD OF CARE...........................................................21
   DEEMED RESIGNATION OF THE MANAGER..........................................21
   PAYMENTS TO MANAGER........................................................22
   TRANSACTIONS WITH AFFILIATES...............................................22

PROGRAMS AND BUDGETS..........................................................22

   OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS................................22
   PRESENTATION OF PROGRAMS AND BUDGETS.......................................22
   REVIEW OF PROGRAMS.........................................................23
   REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS.......................23
   ELECTION TO PARTICIPATE....................................................23
   NO CONTRIBUTION - LIMITED CONTRIBUTION.....................................23
   BUDGET DECREASES...........................................................24
   BUDGET OVERRUNS; PROGRAM CHANGES...........................................24
   EMERGENCY OR UNEXPECTED EXPENDITURES.......................................24
   MANDATORY EXPENDITURES.....................................................25
   FUNDS SPENT PROPORTIONATELY................................................25
   ELECTION NOT TO CONTRIBUTE.................................................25
   ALLOCATION OF EXPENDITURES.................................................25
   FEASIBILITY STUDY..........................................................25

ACCOUNTS AND SETTLEMENTS......................................................26

   VENTURE BANK ACCOUNT.......................................................26
   MANAGER'S FUNDS............................................................26
   MONTHLY STATEMENTS.........................................................26
   CASH CALLS.................................................................27
   SPECIAL CASH CALLS.........................................................27
   PAYMENT OF CASH CALLS......................................................28
   FAILURE TO MEET CASH CALLS.................................................28
   AUDITS AND ADJUSTMENTS.....................................................28

DISPOSITION OF PRODUCTS.......................................................28

   DIVISION OF PRODUCTION.....................................................28
   EXISTING ROYALTIES.........................................................28
   LIENS......................................................................28

WITHDRAWAL AND TERMINATION....................................................29

   WITHDRAWAL.................................................................29
   OCCURRENCE OF TERMINATION..................................................30
   CONTINUING OBLIGATIONS.....................................................30
   DISPOSITION OF ASSETS ON TERMINATION.......................................30
   RIGHT TO DATA AFTER TERMINATION............................................31
   CONTINUING AUTHORITY.......................................................31


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TRANSFER OF INTEREST AND FINANCING............................................31

   RIGHTS TO TRANSFER.........................................................31
   RIGHT OF FIRST REFUSAL.....................................................32
   LIMITATIONS ON FREE TRANSFERABILITY........................................32
   ACQUISITION OF INTEREST....................................................33
   FINANCING..................................................................33

DISPUTES......................................................................34

   DISPUTE RESOLUTION.........................................................34

FORCE MAJEURE.................................................................34

   FORCE MAJEURE..............................................................34

AREA OF INTEREST..............................................................35

   AREA OF INTEREST...........................................................35
   NOTICE OF ACQUISITION......................................................35

INFORMATION, DATA AND CONFIDENTIALITY.........................................36

   ACCESS.....................................................................36
   PROGRESS REPORTS...........................................................36
   CONFIDENTIALITY............................................................36

EVENT OF DEFAULT OF PARTICIPANT...............................................37

   EVENT OF DEFAULT...........................................................37
   ADDITIONAL REMEDIES........................................................38

INSURANCE.....................................................................38

   INSURANCE..................................................................38

NOTICE........................................................................38

   NOTICES....................................................................38

MISCELLANEOUS - GENERAL.......................................................39

   ACTS IN GOOD FAITH.........................................................39
   AMENDMENT..................................................................39
   ENTIRE AGREEMENT...........................................................39
   ENUREMENT..................................................................39
   COUNTERPARTS...............................................................40

SCHEDULE "A"

SCHEDULE "B"

SCHEDULE "C"

SCHEDULE "D"

SCHEDULE "E"


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THIS JOINT VENTURE AGREEMENT dated the 8th day of September, 2005.

BETWEEN:

                  HALO RESOURCES LTD.
                  a corporation existing under the laws of the Province of British Columbia

                  ("Halo")
                                                               OF THE FIRST PART

                  - and -

                  RESSOURCES METANOR INC./METANOR RESOURCES INC.
                  a corporation existing under the laws of the Province of Quebec

                  ("Metanor")
                                                              OF THE SECOND PART



WHEREAS each of Metanor and Halo owns an undivided 50% interest in and to the Property (as hereinafter defined).

AND WHEREAS Metanor and Halo have determined to jointly develop and operate the Property as a joint venture pursuant to and in accordance with the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, conditions and premises herein contained, the sum of Two Dollars now paid by each of the Parties (as hereinafter defined) to the other and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the Parties do hereby covenant and agree as follows:

1.       DEFINITIONS

1.1      DEFINITIONS.  IN THIS AGREEMENT:

         (A) "THIS AGREEMENT", "HEREIN", "HEREBY", "HEREOF", "HEREUNDER" and similar expressions shall mean or refer to this Joint Venture Agreement and all schedules hereto and any and all agreements or instruments supplemental or ancillary hereto and the expression "section" followed by a number means and refers to the specified section of this Agreement.


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         (B)      "ACCOUNTING  PROCEDURE" shall mean the procedures set forth in
                  Schedule "B".

         (C) "AFFILIATE" shall mean any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by or is under common control with, a Participant. "Control" means possession, directly or indirectly, of the power to direct or cause direction of management decisions and policies through ownership of voting securities, contract, voting trust or otherwise.

         (D)      "AGENTS"   shall   mean   consultants   (including   financial
                  advisors), servants, employees, agents, workmen, contractors and subcontractors.

         (E) "ASSETS" shall mean the Property, all Products and all other real and personal property, tangible and intangible, held by or for the benefit of the Participants hereunder including, without limiting the generality of the foregoing, all equipment, machinery, vehicles, tools, furniture and other assets used in connection with the Operations or appurtenant to the Property and all buildings, structures, improvements, mills, concentrators and facilities situated on or appurtenant to the Property on the Effective Date and thereafter in the course of the Operations.

         (F) "AUDITOR" means the auditors for the Venture as determined by a unanimous decision of the Management Committee.

         (G) "BUDGET" shall mean a detailed estimate of all costs to be incurred with respect to a Program and a schedule of cash advances to be made by the Participants.

         (H) "CAPITAL EXPENDITURES" shall mean those items presented in Programs and Budgets approved by the Management Committee and which are capital expenditures under Canadian generally accepted accounting principles.

         (I) "CLAIMS" shall mean any and all debts, claims, actions, lawsuits, causes of action, demands, duties and obligations of whatsoever nature and howsoever incurred.

         (J) "COMMERCIAL PRODUCTION" shall mean the exploitation of Products from the Property, but shall not include treating, shipping or milling of Products for the purposes of testing or milling or leaching by a pilot plant or during an initial tune-up period of a plant. Commercial Production shall be deemed to have commenced:

                  (i) If a plant is located on the Property, on the first day of the month following the first period of 30 consecutive days during which Products have been processed through such plant at an average rate of not less than 70% of the initial rated capacity of such plant; or

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                  (ii)     If no plant is located on the Property,  on the first
                           day of the month following the first 30 consecutive days during which Products have been shipped from the Property on a reasonably regular basis for the purpose of earning revenue.

         (K) "DEVELOPMENT" shall mean all preparation for the removal and recovery of Products including the construction or installation of a mill, processing plant, leach pads or any other improvements to be used for the mining, handling, milling, treatment, processing or other beneficiation of Products and the preparation of feasibility studies and financing plans.

         (L)      "EFFECTIVE DATE" shall mean July 1st, 2005.

         (M) "ENCUMBRANCES" shall mean any and all mortgages, pledges, security interests, liens, charges, encumbrances, contractual obligations and claims of others, whether recorded or unrecorded, or registered or unregistered.

         (N) "EXPENDITURES" shall mean all costs, charges, expenses and liabilities of whatever kind or nature incurred and actually paid or accrued, including, without limitation, Capital Expenditures, in accordance with good and reasonable mining practices and in accordance with Canadian generally accepted accounting principles and the Accounting Procedure, with respect to Operations from and after the Effective Date.

         (O) "EXISTING ROYALTIES" shall mean those royalties set forth in Schedule "C" attached hereto.

         (P) "EXPLORATION" shall mean all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products on, in or under the Property.

         (Q) "FACILITIES" shall mean all mines and plants including without limitation all pits, shafts, drifts, haulage ways and other underground workings and all buildings, plants and other structures, fixtures and improvements and all other property, whether fixed or moveable, as the same may exist at any time in or on the Property if for the exclusive benefit of the Property.

         (R) "FEASIBILITY STUDY" means a detailed report or reports prepared by or for the Operator evaluating the feasibility of placing the Property, or any part thereof, into production and operation as a mine, which detailed report or reports shall include, without limitation, a reasonable assessment of the mineable mineral reserves and their amenability to metallurgical treatment, a complete description of the Work, equipment and supplies required to bring the Property into


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                  mineral   production  and  the  estimated   cost  thereof,   a
                  description  of  the  mining  methods  to  be  employed  and a
                  financial  appraisal  of  possible  mining  operations.   Such
                  detailed report or reports shall be, in the opinion of the person or firm commissioning such report or reports, or, in the event of a dispute between the Parties, in the opinion of
                  such  qualified   independent   firm  of  consultants  as  the
                  Management  Committee shall select in good faith, in such form
                  and  of  such   substance   which  is  normally   accepted  by
                  substantial and recognized financial institutions for the purpose of lending funds for the development of mineral deposits, and shall include and be supported by at least the following:

                  (i) a description of the Property and that part of the Property proposed to be the subject of a Mine;

                  (ii) the estimated recoverable reserves of minerals and the estimated composition and content thereof;

                  (iii)    the  procedure  for  the   Development,   Mining  and
                           production of Products from the Property;

                  (iv)     results   of   mineral   processing   tests  and  ore
                           amenability tests;

                  (v) the nature and extent of the Facilities which it might be necessary to acquire or construct, which may include ore processing facilities if the nature, volume and location of the ore makes such ore processing facilities necessary and feasible, in which event the study shall also include a design for such ore processing facilities;

                  (vi) a detailed cost and timing analysis, including a capital cost budget, of the total estimated costs and expenses required to develop a mine on the Property and to purchase, construct and install all structures, machinery and equipment required for such Mine including an ore processing facility, if so included in accordance with the terms hereof;

                  (vii) detailed operating cost estimates, including working capital requirements for the initial three months of operation of the mine or such longer period as may be reasonably justified;

                  (viii) all necessary environmental impact and mitigation studies and costs including planned rehabilitation of the Property with estimated costs thereof;

                  (ix)     a  critical  path  time  schedule  for  bringing  the
                           Property   or  any   part   thereof   to   Commercial
                           Production;

                  (x) such other data and information as are reasonably necessary to substantiate the existence of a mineral


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                                      -5-


                           deposit of sufficient size and grade to justify development of a mine on the Property, taking into account all relevant business, tax and other economic considerations;

                  (xi) disclosure of all price assumptions, together with a market analysis;

                  (xii)    a transportation cost analysis;

                  (xiii) a proposed procedure or method of disposing of tailings as required under the environmental and mining laws of all Governmental Authorities having jurisdiction;

                  (xiv) a detailed discussion and analysis of governmental requirements with respect to the development of a mine on the Property including time schedules;

                  (xv) a discounted cash flow (net of income taxes) and return on investment analysis, including an economic forecast for the life of the proposed mine; and

                  (xvi)    appropriate sensitivity analyses.

         (S) "GOVERNMENTAL AUTHORITY" means any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency, state owned corporation or instrumentality, or any court, including, for greater certainty, the governing body of any Inuit organization having jurisdiction.

         (T)      "INITIAL  CONTRIBUTIONS"  shall have the meanings set forth in section 7.1.

         (U) "INITIAL PARTICIPATING INTERESTS" shall mean the Initial Participating Interest of each Participant as set forth in section 7.2.

         (V) "MANAGEMENT COMMITTEE" shall mean the committee established under Article 8.

         (W)      "MANAGER"  shall  mean the  person or entity  appointed  under
                  Article 9 to manage Operations and any successor Manager.

         (X) "MINE" shall mean a mine constructed by Mining on the Property and shall include all mine workings established on the Property and the Assets acquired, improved or rehabilitated in respect of such Mine, including the related ore body and all development headings, plant and concentrator installations, infrastructure and other Facilities constructed on the Property in the conduct of Mining Operations.

         (Y)      "MINING"  shall  mean  the  mining,   extracting,   producing,
                  treating, handling, milling or other processing of Products.


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         (Z)      "OPERATIONS"   shall  mean   every  kind  of  Work   performed
                  exclusively on or in respect of the Property by or under the direction of the Management Committee including, without
                  limiting  the  generality  of  the  foregoing,   the  work  of
                  assessment,  geophysical,  geochemical and geological surveys,
                  studies  and  mapping,  investigating,   drilling,  designing,
                  examining, equipping, improving, surveying, shaft-sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, surveying and bringing any mining claims to lease, and
                  all  other  work  usually   considered   to  be   prospecting,
                  exploration, development and mining work.

         (AA) "PARTY" or "PARTIES" shall mean either of, or collectively, Halo and Metanor, as the context may require, as parties to this Agreement and includes their respective successors and permitted assigns which become parties to this Agreement in accordance with its terms.

         (BB) "PARTICIPANT" and "PARTICIPANTS" mean initially, Metanor and Halo, and includes (i) any permitted transferee of a Participating Interest from either of Halo and Metanor in accordance with this Agreement and (ii) any other Person having a Participating Interest.

         (CC) "PARTICIPATING INTEREST" shall mean the percentage interest representing the undivided ownership interest of a Participant in the Assets and all other rights and obligations arising under this Agreement, as such undivided ownership interest may from time to time be adjusted hereunder.

         (DD) "PERSON" shall mean any natural person, partnership, company, corporation, unincorporated association, joint venture, trust, trustee, Governmental Authority or other entity howsoever designated or constituted.

         (EE) "PRIME RATE" shall mean the interest rate quoted from time to time as "Prime" by The Toronto-Dominion Bank to its most creditworthy customers.

         (FF) "PRODUCTS" shall mean all ores, minerals and mineral products located on, in or under or extracted from the Property and all beneficiated and other products produced therefrom under this Agreement.

         (GG) "PROGRAM" shall mean a description in reasonable detail in accordance with good mining industry practice of Operations to be conducted and objectives to be accomplished by the Manager with respect to the Property and includes, as the context requires:

                  (i) a document or documents wherein there is specified in reasonable detail an outline of any and all research, prospecting and Exploration and Development Work proposed to be carried out during the program, the

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                           estimated Expenditures to be incurred in carrying out
                           the Work and the area of the Property on which the Work is to be undertaken, and

                  (ii)     the preparation of any Feasibility Study,

                  and shall include any amendments to a Program as may be agreed upon by the Management Committee.

         (HH) "PROPERTY" shall mean the mining claims and mining concessions commonly referred to as the Bachelor Lake Property located in Canton Le Sueur in the Abitibi Region of Quebec, as more particularly described in Schedule "A" attached hereto and all other interest in mineral properties made subject to this Agreement by the Parties in accordance with its terms, including, without limiting the generality of the foregoing, all related surface rights, lands subject to land use permit and all tailings located on the Property and all easements and rights of way in connection therewith.

         (II) "TRANSFER" when used as a verb, shall mean to sell, grant, assign, or otherwise dispose of, directly or indirectly, including through mergers, consolidations or asset purchases and when used as a noun, shall mean a sale, grant, assignment, or disposal or the commitment to do any of the foregoing, directly or indirectly, including through mergers, consolidation or asset purchase.

         (JJ)     "VENTURE"   or  "JOINT   VENTURE"   shall  mean  the  business
                  arrangement of the Participants under this Agreement.

         (KK) "WORK" means Exploration, Development or Mining work performed exclusively on or directly in relation to the Property or Products by or through the Manager for the benefit of and on the account of the Venture and the Participants in accordance with the terms of this Agreement.

1.2 GENDER AND EXTENDED MEANINGS. In this Agreement all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. In this Agreement words importing the singular number include the plural and vice versa.

1.3 CURRENCY. All references to currency in this Agreement including "dollars" and "$" are in Canadian funds.

1.4 BUSINESS DAYS. All references in this Agreement to business days are to days excluding Saturdays, Sundays and banking holidays in the Province of Quebec or British Columbia.

1.5 PERIOD OF TIME/TIME OF ESSENCE. When calculating the period of time within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date which is the reference date in calculating

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such period shall be excluded.  If the last day of such period is a non-business day, the period in question shall end on the next business day. Time is of the essence of this Agreement.

1.6 SECTION HEADINGS. The section and other headings contained in this Agreement or in the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

1.7 GOVERNING LAW. This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. The Parties agree that the courts of Quebec shall have jurisdiction to hear any action or other legal proceedings based on any provisions of this Agreement and each Party hereby attorns to the jurisdiction of the courts of the Province of Quebec.

1.8 FURTHER ASSURANCES. Each Party agrees from time to time, subsequent to the date hereof, to execute and deliver or cause to be executed and delivered to the other Party such instruments or further assurances as may be necessary or desirable to give effect to the provisions of this Agreement or as may be reasonably required for registering or recording changes in ownership interests in the Property.

2.       SCHEDULES

2.1 SCHEDULES. The following are the schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

         Schedule "A"          -    Description of the Property
         Schedule "B"          -    Accounting Procedure
         Schedule "C"          -    Existing Royalties
         Schedule "D"          -    Net Smelter Returns Royalty Interest
         Schedule "E"          -    Rules for Arbitration

3.       REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATION AND WARRANTIES OF THE PARTIES. Each of the Parties hereby represents and warrants to the other as follows and acknowledges that the other is relying on such representations and warranties in entering into this
Agreement:

         (a) It is a company duly existing under the laws of its governing jurisdiction and it is duly organized and validly subsisting under such laws.

         (b) It has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder and thereunder.

         (c) It has duly obtained all corporate and regulatory authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance

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                  and the  consummation of the  transactions  herein and therein contemplated does not conflict with or result in a breach of any covenants or agreements contained in or constitute a default under or result in the creation of any Encumbrance, under the provisions of its constating documents or any shareholders' or directors' resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound and does not contravene any applicable laws.

         (d) This Agreement has been duly executed and delivered by it and is valid, binding and enforceable against it in accordance with its terms.

         (e) It has not committed an act of bankruptcy, is not insolvent, has not proposed a compromising arrangement to its creditors generally, has not had any petition for a receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceedings with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed in respect of any part of its assets, has not had any encumbrancer take possession of any of its property and has not had any execution or distress become enforceable or become levied upon any of its property.

         (f) As of the Effective Date it owns its right, title and interest in and to the Property free and clear of all Encumbrances, subject to the Existing Royalties and the terms and conditions of any and all leases, permits, licences or other approvals related to the Property.

4.       COMMENCEMENT OF AGREEMENT

4.1 EFFECTIVE DATE. This Agreement shall be operative and shall take effect as of the Effective Date.

5.       JOINT VENTURE

5.1 PURPOSES. The Joint Venture shall be entered into for the following purposes and shall serve as the exclusive means by which the Participants or either of them accomplish such purposes:

         (a)      To conduct Exploration on, in and under the Property.

         (b)      To engage in Development and Mining on the Property.

         (c)      To evaluate the possible further Development of the Property.

         (d) To perform any other activity necessary, appropriate or incidental to any of the foregoing, including providing custom milling services to any Participant in respect of any ore of any Participant which ore is not subject to this Agreement, or to any third party, on such terms as the Management Committee may agree.

Unless the Participants otherwise agree in writing, Operations shall be limited to the purposes described in this section.

5.2 AUTHORITY. Subject as otherwise set out in this Agreement, all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or act undertaken on behalf of the Participants in connection with the Property shall be done, transacted, undertaken or performed in the name of the Manager, and no Participant shall do, transact, perform or undertake anything in the name of the other Participant or in the joint names of the Participants.

5.3 CONTINUING INTERESTS. Each Participant shall have a Participating Interest as determined in accordance with the provisions of this Agreement from time to time, and any legal title to any of the Assets or Property held by any Participant shall be subject to this Agreement.

5.4 TERM. Unless earlier terminated pursuant to Section 13, or as a result of one party acquiring a 100% Participating Interest and a 100% of the net smelter returns royalty interest, this Agreement shall remain in full force and effect for so long as any Party has any right, title or interest in and to the Assets. Termination of the Agreement shall not, however, relieve any Party from any obligations accrued but unsatisfied at the time of such termination.

5.5 FISCAL YEAR. The fiscal year end of the Joint Venture shall be December 31 commencing on December 31 in the year in which this Agreement takes effect, unless otherwise determined in accordance with the terms of this Agreement.

6.       RELATIONSHIP

6.1 NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed to constitute either Party the partner of the other nor, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other nor to create any fiduciary relationship between the Parties. It is not the intention of the Parties to create nor shall this Agreement be construed to create any mining, commercial or other partnership. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each Party shall indemnify, defend and hold harmless the other Party, its directors, officers and Agents from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Party or any of its directors, officers and Agents done or undertaken or apparently done or undertaken on behalf of the other Party, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Parties.

6.2 OTHER BUSINESS OPPORTUNITIES. Except as expressly provided in this Agreement, each Party shall have the right independently to engage in and receive full benefits from other business activities, whether or not competitive with Operations, without consulting the other Party. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture or operation of either Participant and, except as expressly provided in this Agreement, neither Party shall have any obligation to the other with respect to any opportunity to acquire property at any time.

6.3      RELATIONSHIP OF PARTICIPANTS.

         (a) Claims by third parties arising out of the activities of the Joint Venture shall be borne by the Participants in proportion to their respective Participating Interests.

         (b) Subject to the terms of this Agreement, the right of each Party to mine and market production from other sources in competition with the other Parties and of each Participant to market its share of any Product in competition with any other Participant is confirmed.

6.4 RESPONSIBILITY FOR EXPENDITURES. Except as otherwise provided in this Agreement, the Participants shall bear all Expenditures and all liabilities arising under this Agreement, and shall own the Assets, in proportion to their respective Participating Interests.

7.       INTERESTS OF PARTICIPANTS

7.1 INITIAL CONTRIBUTIONS. The value of each Participant's initial contribution (an "Initial Contribution") shall be deemed to be as set forth below, notwithstanding the amounts spent by each Participant in acquiring its right, title and interest in and to the Property:

         Halo                       -       $3,700,000
         Metanor                    -       $3,700,000

7.2 INITIAL PARTICIPATING INTEREST. On the Effective Date, Metanor shall have a 50% Participating Interest and Halo shall have a 50% Participating Interest. Thereafter, each Participant shall have a Participating Interest as is determined from time to time in accordance with the provisions of this Agreement.

7.3 CASH CONTRIBUTIONS. Subject to any election permitted by section 7.5 the Participants shall be obligated to contribute funds to approved Programs and Budgets in proportion to their respective Participating Interests.

7.4 CHANGES IN PARTICIPATING INTERESTS. The Participants' Participating Interests shall be changed in the event of the following:

         (a) an election by a Participant not to contribute an approved Program and Budget, or to contribute to Expenditures which are a part of an approved Program and Budget less than the percentage reflected by its Participating Interest; or

         (b) default by a Participant in making its agreed contribution to an approved Program and Budget; or

         (c) an acquisition of less than all of the Participating Interest of any Participant however arising.

7.5 REDUCTION IN PARTICIPATING INTEREST. A Participant may elect not to contribute to an approved Program and Budget or to limit its contributions toward Expenditures which are a part of an approved Program and Budget to some amount less than its respective Participating Interest (other than in respect of the then current Program and Budget to the extent to which such Participant has previously elected to contribute). If a Participant elects not to contribute to an approved Program and Budget or elects to contribute to an approved Program and Budget some amount toward Expenditures less than its respective Participating Interest, the Participating Interest of that Participant shall be recalculated at the time of such election by dividing the sum of, (i) such Participant's Initial Contribution set forth in section 7.1, (ii) the total of all of such Participant's contributions toward the Venture's Expenditures to the date of such election, and (iii) the amount, if any, that such Participant elects to contribute toward the Venture's Expenditures in the approved Program and Budget, by the sum of (i), (ii) and (iii) above for both Participants; and then multiplying the result by 100. The Participating Interest of the other Participant shall thereupon increase and become the difference between 100% and the recalculated Participating Interest of the Participant that made such election pursuant to this section 7.5.

7.6 FAILURE TO MEET CASH CALLS. If a Participant fails to meet cash calls to which it has agreed to contribute pursuant to the terms of this Agreement in the amounts and at the times specified under this Agreement, it shall be deemed to be in default of its obligations under this Agreement and the Manager shall, by written notice to such Participant, demand payment. If no payment is made by such Participant within the period of fifteen days next succeeding the receipt of the demand notice by the Participant, the other Participant may elect to increase their contributions to satisfy the shortfall, or the Manager shall curtail any applicable Program, and the defaulting Participant shall have its Participating Interest reduced in the manner contemplated in section 7.5.

7.7 ELIMINATION OF MINORITY INTEREST. Upon the dilution or other reduction of a Participating Interest to 15% or less, such Participating Interest shall convert to a 1% net smelter returns royalty interest and the Participant whose Participating Interest is so converted shall be entitled to receive ongoing royalty payments equal to 1% of net smelter returns as calculated and paid in accordance with the terms set out in Schedule "D" and, subject as set out in section 7.8 below, such Participant shall be relieved of all obligations to contribute to Programs and Budgets, shall be relieved of its share of any liabilities, costs, penalty or fine arising out of Operations conducted after such conversion and shall forfeit all of its rights to have its representatives appointed as members of the Management Committee, to receive notice of and to attend at Management Committee Meetings and to receive and participate in Feasibility Studies and Programs and Budgets.

7.8 CONTINUING LIABILITIES UPON ADJUSTMENT OF PARTICIPATING INTERESTS. Any reduction or conversion of a Participant's Participating Interest under this
Article 7 shall not relieve such Participant of its share of any liability, cost, penalty or fine arising out of Operations conducted prior to such reduction; provided, that notwithstanding the foregoing, upon the conversion of a Participating Interest to a net smelter returns royalty interest pursuant to section 7.7, the holder of such net smelter returns royalty interest shall not be obligated to pay or incur any expense or liability related to the costs of the closure of any mine or processing facility located on the Property or related to rehabilitation or reclamation of the Property upon the closure of such mine or processing facility located on the Property. For the purposes of this Article 7, such Participant's share of such liability, cost, penalty or fine shall be equal to its Participating Interest at the time the liability, cost, penalty or fine was incurred and shall continue thereafter to be equal to its Participating Interest at the time such liability, cost, penalty or fine was incurred. The increased Participating Interest accruing to a Participant as a result of the reduction of another Participant's Participating Interest shall be free of Encumbrances other than those existing at the date of this Agreement or those arising out of Operations or to which both Participants have given their written consent. At any time upon the request of any other Participant, a Participant whose Participating Interest has been adjusted, shall execute and acknowledge such instruments and perform such acts as may be necessary to evidence such adjustment, including in such form as may be necessary for recording or registering notice of such adjustment in the relevant public offices of all Governmental Authorities having jurisdiction.

8.       MANAGEMENT COMMITTEE

8.1 ORGANIZATION AND COMPOSITION. The Participants hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall oversee all Operations conducted by the Manager on or related to the Property. The Management Committee shall consist of two members appointed by each of the Participants. At least one of the members appointed by each Participant shall be an engineer or geoscientist or any other person with experience in mineral exploration, mine development or operation or mineral project assessment, or any combination of the foregoing (a "Qualified Member"). Each Participant may appoint one or more alternates to act in the absence of a regular member, provided that each Participant shall be represented by at least one Qualified Member at all times. Any alternate so acting shall be deemed a member of the Management Committee. Appointments shall be made or changed by notice to the other Participant.

8.2 DECISIONS. The Management Committee shall determine matters it addresses by way of vote of the Management Committee members. Each Participant acting through its appointed Management Committee members shall have the number of votes on the Management Committee equal to its Participating Interest. Unless otherwise provided in this Agreement, including pursuant to section 8.6, decisions of the Management Committee shall be determined by a majority vote.

8.3 MEETING AND QUORUM. The Management Committee shall hold regular meetings at least every three months in Val d'Or, Quebec or at such other locations agreed to by the Participants. The Manager shall give 15 days' advance notice to the Participants of such regular meetings. Notice of a meeting shall not be required if both representatives of each Participant are present at a meeting and unanimously waive notice. Either Participant may call a special meeting upon 15 days' advance notice to the Manager and the other Participant. In the case of an emergency, reasonable notice of a special meeting shall suffice. A quorum of the Management Committee shall consist of at least one member representing each Participant present at a duly called meeting of the Management Committee or in attendance by telephone conference. Each notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of both Participants. The Manager shall prepare detailed minutes of all meetings and shall distribute copies of such minutes to the Participants within 15 days after each meeting. Failure by a Participant to sign or furnish written detailed notice of objection to the minutes within 15 days after receipt from the Manager shall be deemed acceptance of such minutes by the Participants. When signed or deemed accepted by both Participants, the minutes shall be the official record of the decisions made by the Management Committee and shall be binding on the Manager and the Participants. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs shall be paid by the Participants individually.

8.4 ACTION WITHOUT MEETING. In lieu of meetings, the Management Committee may hold telephone conference meetings provided that all decisions of the Management Committee are immediately confirmed in minutes in writing and distributed for review or objection and accepted by the Participants in accordance with section 8.3.

8.5 MATTERS REQUIRING APPROVAL. Except as otherwise provided by this Agreement, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.

8.6      MATTERS  REQUIRING  UNANIMOUS   APPROVAL.   Notwithstanding  any  other
provision of this Agreement the following matters shall require the unanimous approval of the Management Committee:

         (a)      Changing the fiscal year end of the Venture.

         (b) Selling or otherwise disposing of all or substantially all of the Assets or any Asset or Assets or Surplus Material in accordance with Section IV of the Accounting Procedure.

         (c)      Entering  into  any   transaction   with  an  Affiliate  of  a
                  Participant or any party related to a Participant other than on an arm's length basis.

         (d) Entering into any acquisition or investment other than in the ordinary course of the business of the Venture.

         (e) Executing and delivering any agreement with respect to the disposition or encumbrance of all or any part of the Property.

         (f) Carrying on any business other than Operations, including any custom milling contemplated in section 5.1 (d) of this Agreement.

         (g) Commencing any litigious or administrative claim for an amount in excess of $50,000.00.

         (h)      Amending this Agreement.

         (i)      Appointing the Auditor.

         (j) The approval of any Program and Budget and any decision in relation to such approved Program and Budget and the conduct of Work pursuant thereto, having a budget over $500,000.

         (k)      Appointing the Manager.

8.7 DECISIONS BINDING. Management Committee decisions made in accordance with this Agreement shall be binding on the Parties.

8.8      EXPENSES.   Each  party  shall  bear  the  expenses   incurred  by  its
representatives and alternate representatives in attending meetings of the Management Committee.

8.9 RULES. The Management Committee may, by unanimous agreement of the representatives of the Participants on the Management Committee, establish rules of procedure for the conduct of the business of the Management Committee, not inconsistent with the terms of this Agreement.

8.10 PARTICIPANT MAY REQUIRE OPERATIONS TO BE SHUT DOWN. Either Participant shall be entitled, by notice in writing to the other Participant, to require that Operations be suspended if such Participant can demonstrate (as set forth in such notice) that its proportionate share of Expenditures based on its Participating Interest has exceeded its proceeds from the sale of Products for a period of three consecutive months. If such notice is given to the other
Participant, the Management Committee shall cause the Manager to prepare a Program and Budget for placing the Mine on care and maintenance and the Parties shall convene a meeting of the Management Committee to approve such Program and Budget.

8.11 RESUMPTION OF OPERATIONS. If at any time after the suspension of Operations pursuant to section 8.10, the Manager determines that the Mine can be placed back into Commercial Production with the Participants' proportionate share of Expenditures based on its Participating Interest being not more than 80% of the proceeds which they should realize on the sale of their share of Products, the Manager shall prepare a Program and Budget for the resumption of Operations and the Parties shall convene a meeting of the Management Committee to approve such Program and Budget.

8.12 LOSS OF RIGHTS. In the event that the Participating Interest of any Party shall be diluted or otherwise reduced to 35% or less, then such Participant shall forfeit all of its rights to have its representatives appointed as members of the Management Committee and to receive notice of, attend and vote at any Management Committee meetings.

9.       MANAGER

9.1 MANAGER DURING EXPLORATION OPERATIONS. During the period from and after the Effective Date that the Joint Venture is conducting Exploration Operations on the Property, the Management Committee shall unanimously appoint any single person having the same qualifications as a Qualified Member of the Management Committee as Manager of the Joint Venture to carry out the day to day management of such Exploration Operations on the Property for and on behalf of, and subject to the discretion of, the Management Committee. Such Manager shall have the powers and duties of the Manager set out in Section 9.3, as may be applicable to Exploration Operations, and shall act in accordance with the standard of care set out in Section 9.4. Such individual shall be entitled to such form of compensation from the Joint Venture as the Management Committee may unanimously determine.

9.2 MANAGEMENT OF ACCOUNTS DURING EXPLORATION OPERATIONS. During the period from and after the Effective Date that the Joint Venture is conducting Exploration Operations on the Property, the books and records of account and the accounts and cash flow of the Joint Venture shall be managed by a controller that shall be a qualified bookkeeper or chartered accountant located in Val d'Or, Quebec and unanimously chosen by the Management Committee. Such controller shall be subject at all times to the general oversight and direction of the Manager and the Management Committee and the provisions of section 8.6.

9.3 MANAGER DURING DEVELOPMENT, MINING AND OTHER OPERATIONS. During any Development Mining and other stage of Operations other than Exploration Operations, the Management Committee shall (i) choose between either of the Participants to act as Manager on such terms as such Party and the Management Committee shall unanimously agree; or (ii) contract with an experienced and financially sound mining company that is independent of each of the Participants to act as the Manager under this Agreement on such terms as the Management Committee shall unanimously agree. Such Manager shall have the responsibility for the conduct of Operations and shall be subject at all times to the general oversight and direction of the Management Committee and the provisions of section 8.6. The Manager shall be vested with the authority to manage and carry out the day to day management of the Property and to conduct Operations pursuant to the terms of this Agreement and the most recently approved Program and Budget. The Manager shall agree to carry out its duties as Manager itself or through its Agents in accordance with the terms and intent of this Agreement and on behalf of and for the account of the Participants in accordance with their Participating Interests. Without limiting the generality of the foregoing, the Manager shall have the following powers and duties:

         (a)      The  Manager  shall  manage,  direct  and  control  day to day
                  Operations.

         (b) The Manager shall implement the decisions of the Management Committee, make all expenditures necessary to carry out approved Programs and promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

         (c) The Manager shall: (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations from independent parties and on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all Encumbrances except for those existing at the time of or created concurrent with the acquisition of such Assets, and except for the Existing Royalties, the terms of those encumbrances contemplated in this Agreement, any construction, mechanic's or materialmen's liens which shall be caused to be released or discharged in a diligent manner by the Manager or Encumbrances specifically approved by the Management Committee.

         (d) The Manager shall preserve and protect title to the Property at all times (including the renewal of any and all related leases, mining claims, permits, licences or other approvals or grants of interest as required) and shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager.

         (e) The Manager shall: (i) make or arrange for all payments required by all leases, licenses, permits, contracts and other agreements related to the Assets including, without limitation,  the Existing  Royalties;  (ii) pay or arrange for payment of all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant's sales revenue or net income (if authorized by the Management Committee, the Manager shall have the right to contest in court or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges); and
                  (iii) do or cause to be done all other acts reasonably necessary to maintain the Assets and to maintain the title thereto in good standing including, without limitation, the performance of all assessment and other Work that is required by law.

         (f) The Manager shall: (i) apply for all permits, licenses and approvals necessary to conduct Operations; (ii) use reasonable best efforts to comply with all laws, regulations, orders or policy directions of any Governmental Authority having jurisdiction; (iii) notify promptly the Management Committee of any allegations of substantial violation of the foregoing; and (iv) prepare and file all reports or notices required for or arising out of the conduct of Operations.

         (g) With respect to any joint sale or other joint disposition of Products that may be agreed to pursuant to section 12.1, procure and negotiate on behalf of the Participants such contracts as are required, deposit the proceeds from such sales to the account of the Venture to the extent applicable under the terms of this Agreement and distribute the surplus proceeds to the Participants in accordance with their respective Participating Interests.

         (h) Invest all cash contributions and other revenues of the Venture for the benefit of the Venture and the participants and any undistributed proceeds of the sale of Product for the benefit of the Participants on such short term basis as will maximize the returns on such investments but will enable the Manager and the Venture to comply with their contractual obligations and to exercise their contractual rights, including pursuant to the terms of this Agreement.

         (i) The Manager shall prosecute and defend, but shall not initiate without the consent of the Management Committee, all litigation or administrative proceedings arising out of the conduct of Operations. The other Participant shall have the right to participate in such litigation or administrative proceedings at its own expense. The other Participant shall approve in advance any settlement of litigation or administrative proceedings involving payments, commitments or obligations of the Venture in excess of $50,000.00.

         (j) The Manager shall obtain or arrange and keep in force insurance for the benefit of the Participants, including comprehensive general public liability and property damage insurance and automobile insurance, insuring against claims for bodily injury or death or property damage arising out of or resulting from Operations, in such amounts and covering such claims, losses and risks as will adequately protect the interests of the Participants, including by enabling the Manager to repair or cause to be repaired or rebuilt all Facilities on the Property and to continue operations of any mine or mineral processing facility relating thereto, all in accordance with sound mining practice and customary industry standards.

         (k) The Manager may dispose of Assets (other than the Property or part thereof) whether by abandonment, surrender or Transfer in the ordinary course of business but subject to the terms of this Agreement, including the Accounting Procedure. The Manager shall not enter into any sales contracts or commitments for Product without the prior authorization of each Participant in respect of its share of Product.

         (l) The Manager shall prepare and shall file after approval of the Management Committee any tax returns or other tax filings required to be filed on behalf of the Venture. With respect to the Goods and Services Tax (the "GST") under the Excise Tax Act S.C. 1990, c.45, (the "ITA") or Quebec sales tax ("QST") under the Quebec Sales Tax Act (the "QSTA"), the Manager shall account for all GST and QST in respect of any supplies made to or by the Venture. The Participants shall be registrants and will each execute and provide to the Manager a joint venture election (the "Election") pursuant to the ITA and QSTA, confirming that the Manager shall account for all GST and QST in respect of any supplies made to or by the Venture and the Manager shall file the required elections along with the Manager's return as and when required under the ITA and QSTA. Accounting for GST and QST shall include paying GST and QST on all taxable purchases and claiming the corresponding input tax credits on behalf of the Venture.

         (m)      The   Manager   shall   have  the   right  to  carry  out  its
                  responsibilities    hereunder    through    its    Agents   or
                  subcontractors.

         (n) The Manager shall keep and maintain all required accounting and financial records pursuant to Canadian generally accepted accounting principles, the Accounting Procedure and in accordance with customary accounting practices in the mining industry in Canada.

         (o) The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management
                  Committee:   (i)  monthly   progress  reports  in  respect  of
                  Operations, which reports shall include statements of Expenditures and comparisons of such Expenditures to the adopted Program and Budget and all other pertinent data including, without limitation, drill and assay results, survey results, geological and reserve figures and production reports; (ii) monthly summaries of data acquired; (iii) copies of all reports concerning Operations, including the immediate delivery to the Management Committee of all significant results; (iv) a detailed final report within 30 days after completion of each Program and Budget which shall include comparisons between actual and budgeted Expenditures and comparisons between the objectives and results of the Program; and (v) such other reports as the Management Committee may request or as either Participant may reasonably request. At all reasonable times the Manager shall provide the Management

                  Committee or the representative of any Participant access to and the right to copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records and other information acquired in Operations. In addition, the Manager shall allow the other Participant, at its sole risk and expense and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times.

         (p) The Manager shall undertake all other activities reasonably necessary to fulfill its obligations as Manager under this Agreement and to advance and conduct the business of the Venture.

         (q) The Manager shall keep the financial and accounting records, to the extent and in such detail and at such places as the Management Committee may determine, such books and records pertaining to the Venture and Operations and to the costs and expenses thereof and the performance of the Manager hereunder, and to the receipt and disposition of proceeds from any joint sales agreed to pursuant to section 12.1, as will properly reflect, in accordance with generally accepted accounting principles in Canada, to the extent applicable and not in conflict with the provisions hereof, all transactions of the Manager in relation to the Venture and Operations and the performance of its duties hereunder and all costs paid by it in the performance thereof and for which it will seek reimbursement hereunder, all of which books and records shall be made available to each of the Participants and the Management Committee, upon reasonable notice and at all reasonable times, for inspection, audit and reproduction. As soon as possible after the close of each fiscal year of the Venture, all the books and accounts of the Manager relating to the Venture and Operations for such fiscal year of the Venture shall be audited by the Auditor at the expense of the Venture and Operations and copies of the report of the Auditor shall be provided to each Participant within 60 days of each fiscal year end. Any claim of a Participant against the Manager, and vice versa, relating to any transactions during the period covered by such audit shall be made within two years after the receipt of such audit report by the Participant.

         (r) Upon termination of the Venture, the Manager shall, at the cost and expense of the Venture, manage the rehabilitation and reclamation of the Property as required by applicable environmental and mining laws and to the standard required by all Governmental Authorities having jurisdiction including, without limitation, filing or posting or causing to be filed or posted, all letters of credit, surety, bonds or other forms of security for all reclamation or rehabilitation obligations of the Venture as may be required by any Governmental Authority having jurisdiction.

9.4 STANDARD OF CARE. The Manager and its Agents shall agree to conduct all Operations in a good, workmanlike and efficient manner to the best of their ability, skill and judgment in accordance with sound mining and other applicable industry standards and practices and, in accordance with all applicable laws of all Governmental Authorities having jurisdiction and in compliance with the terms and provisions of all leases, licenses, permits, contracts and other agreements relating to the Property.

9.5 DEEMED RESIGNATION OF THE MANAGER. Any contract between the Parties and any third party Manager shall provide that if any of the following shall occur, the Manager shall be deemed to have resigned as Manager:

         (a) The Manager fails to perform a material obligation imposed upon the Manager under this Agreement or its contract for Managership and fails to commence curing or contesting such default within 30 days after notice from the Management Committee demanding performance of such material obligation; or

         (b) The Manager shall generally not pay its debts as such debts become due or has committed an act of bankruptcy, is insolvent, has proposed a compromising arrangement to its creditors generally, has had any petition for a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken proceedings with respect to a compromise or arrangement, has taken proceeding to have itself declared bankrupt or wound-up, has taken proceeding to have a receiver appointed of any part of its assets, has had any encumbrancer take possession of any of its property and has had any execution or distress become enforceable or become levied upon any of its property.

9.6 PAYMENTS TO MANAGER. Any third party Manager shall be reimbursed for its costs and paid such fees for service as set out in the Accounting Procedure and in the contract appointing it as Manager.

9.7 TRANSACTIONS WITH AFFILIATES. If any third party Manager engages Affiliates to provide services hereunder, it shall do so on terms no less favourable to such Affiliate than would be the case with unrelated persons in arm's-length transactions.

10.      PROGRAMS AND BUDGETS

10.1 OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS. Commencing on the Effective Date, Operations shall be conducted, Expenditures shall be made or incurred and Assets shall be acquired pursuant to Programs and Budgets prepared by the Manager and delivered and approved by the Management Committee as provided in this Article 10.

10.2 PRESENTATION OF PROGRAMS AND BUDGETS. Immediately after the Effective Date and thereafter in each calendar year during the Venture or within ninety
(90) days after the completion of the last Program, or otherwise at the request of the Management Committee, the Manager shall submit to the Participants, a proposed Program and Budget on or before October 31, covering the period from

January 1 to December 31 of the following year or such other period as the Management Committee may unanimously determine. Each approved Program and Budget shall, regardless of the term of such Program and Budget, be reviewed at least once a year at a regular meeting of the Management Committee.

10.3 REVIEW OF PROGRAMS. The Management Committee shall review the Program prepared and if it deems fit, adopt the Program with those modifications, if any, as the Management Committee deems necessary. The Manager shall be entitled to an allowance for a cost overrun of 10% in addition to any budgeted
Expenditures and any overrun Expenditures so incurred shall be deemed to be included in the Program, as adopted.

10.4 SUBMISSION OF PROGRAMS AND BUDGETS. The Manager shall immediately submit the adopted Program and budget to the Participants. Within 30 days after submission of the adopted Program and Budget, each Participant shall submit to the Management Committee:

         (a)      Notice that the Participant approves the adopted Program;

         (b)      Proposed modifications of the adopted Program and;

         (c) Notice that the Participant rejects the adopted Program and Budget.

If a Participant fails to give any of the foregoing responses within such 30 day period, such failure shall be deemed to be an acceptance by the Participant of the adopted Program and Budget. If a Participant makes a timely submission to the Management Committee pursuant to section 10.4(b) or (c), then the Management Committee shall meet to consider and develop a Program and Budget acceptable to the Participants. If the Management Committee does not approve a Program and Budget within 30 days after the Manager's receipt of a notice pursuant to section 10.4(b) or (c), then either of the Participants may submit the matter to arbitration pursuant to Section 15 for determination as to whether such non-acceptance is reasonable in the circumstances. If it is determined that such non-acceptance is not reasonable in the circumstances, then such Program and Budget shall be deemed to be an adopted Program and Budget for the purposes of this Agreement.

10.5 ELECTION TO PARTICIPATE. Within 20 days after the final vote of the Management Committee approving a Program and Budget, each Party shall give written notice to the Manager committing to contribute its proportionate share, based on the respective Participating Interest at the time of such election, of the Expenditures on that Program. A Participant may elect to contribute to Expenditures which are a part of an approved Program and Budget an amount less than its Participating Interest, or to not contribute to such Expenditures at all, in which case the Participating Interests shall be recalculated as provided in section 7.5. If a Participant fails to so notify the Manager, the Participant shall be deemed to have elected to not contribute to such Program and Budget.

10.6 NO CONTRIBUTION - LIMITED CONTRIBUTION. If any Participant elected or is deemed to have elected not to contribute to a Program, or have elected to contribute to the Program an amount less than its Participating Interest, the other Participant may give notice in writing to the Manager stating that it will contribute all Expenditures under or pursuant to the Program and the Manager will proceed with that Program and thereafter the Participating Interests of the Participants shall be adjusted in accordance with paragraph 7.5. The Manager will not proceed with any Program which is not fully subscribed.

10.7 BUDGET DECREASES. If a Program and Budget is subsequently modified to decrease expenditures by 20% or more, a non-contributing or partially contributing Participant shall have the right to contribute the difference between the amount, if any, it has already contributed and its full proportionate share, based on its Participating Interest prior to the reduction, of the modified Program and Budget and thereby avoid any reduction in its Participating Interest. At such time as the Manager becomes aware that expenditures for the Budget shall be 80% or less than as originally adopted, the Manager shall notify the non-contributing or partially-contributing Participant. Within 10 days thereafter the non-contributing or partially-contributing Participant may notify the Manager of its election to contribute to its full share of the modified Program and Budget. Such notice shall include full payment of the non-contributing or partially-contributing Participant's proportionate share of the modified Program and Budget to the date of the payment.

10.8 BUDGET OVERRUNS; PROGRAM CHANGES. The Manager shall immediately notify the Management Committee of any departure (including either less or more) from an adopted Program and Budget of an amount equal to ten percent or more of the original budgeted amount of such Program outlining the nature and extent of the additional costs and expenses (the "Program Overruns"). The Manager may not exceed an approved Program or Budget by more than ten percent without the unanimous approval of the Management Committee. If Program Overruns are approved by the Participants contributing to that Program through the Management Committee of this Agreement, then within thirty days after the receipt of a written request from the Manager, the Participants contributing to that Program shall provide the Manager with their respective shares of the Program Overruns. If Program Overruns are not approved by the Participants contributing to that Program through the Management Committee of this Agreement, the Manager shall have the right to curtail the Program to the approved Budget.

10.9 EMERGENCY OR UNEXPECTED EXPENDITURES. In the case of an emergency, the Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with all laws, regulations, orders or policy directives of any Governmental Authority having jurisdiction. The Manager may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Manager shall promptly notify the Participants of the emergency or unexpected expenditures and the Manager shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditures are incurred.

10.10 MANDATORY EXPENDITURES. Notwithstanding section 10.1, if, in any year in which there is no Program adopted pursuant to this Agreement, circumstances are such that the Manager must incur costs in order to maintain tenure to the Property, to satisfy contractual obligations or obligations imposed by law, to prevent waste or to protect life and property (in the paragraph called "non-discretionary costs"), the Manager shall immediately propose a program (in this paragraph called the "mandatory program") to incur those non-discretionary costs and provide each party with one copy of it. The mandatory program shall be deemed to be approved and each of the Parties shall be obligated to contribute to the non-discretionary costs incurred in proportion to their respective Participating Interest within thirty days of receipt of the Manager's invoice.
Section 10.6 shall apply to any party failing to make its contribution under a mandatory program.

10.11 FUNDS SPENT PROPORTIONATELY. The Manager shall expend all moneys advanced by a Participant proportionately with the advances of the other Participants. If the Manager suspends or prematurely terminates a Program, any funds advanced by a Participant in excess of that Participant's proportionate share of Expenditures incurred prior to the suspension or premature termination shall be refunded immediately to the Participant that advanced such funds.

10.12 ELECTION NOT TO CONTRIBUTE. Notwithstanding that a Participant has or is deemed to have elected not to contribute to a Program under section 10.6, it shall, unless its Participating Interest has been converted to a Net Profits Royalty Interest or been terminated pursuant to this Agreement, be entitled to elect to participate in and contribute to future Programs.

10.13 ALLOCATION OF EXPENDITURES. All Expenditures incurred under this Agreement shall be for the account of the Parties in proportion to their respective Participating Interests, and each Party on whose behalf any Expenditures have been incurred shall be entitled to claim all tax benefits, write-offs and deductions with respect to such Expenditures.

10.14    FEASIBILITY STUDY.

         (i) PREPARATION OF A FEASIBILITY STUDY. At the unanimous request of the Management Committee, the Manager shall prepare or have prepared and submit (i) a Feasibility Study, or (ii) a pre-Feasibility Study (which study shall be based on such terms as the Management Committee shall determine), the purpose of which shall be to establish whether a mineralized deposit on the Property is of sufficient size and grade to justify development and the development of such other related facilities as may be desirable, including, a beneficiation plant for processing Products.

         (ii) REQUEST FOR FEASIBILITY STUDY. Any Participant may request the Management Committee to instruct the Manager to prepare or have prepared (i) a Feasibility Study or (ii) a pre-Feasibility Study (which study shall be based on such terms as such Participant shall propose), prepared when, in the reasonable good faith opinion of such Participant, sufficient mineralization has been found to justify preparation of a Feasibility Study or pre-Feasibility Study, and if the Management Committee fails or refuses to direct the Manager to prepare such Feasibility Study or pre-Feasibility Study, such Participant may at its own expense, prepare and submit such Feasibility Study or pre-Feasibility Study along with its recommendation to the Management Committee.

         (iii) APPROVAL OF FEASIBILITY STUDY. The Management Committee shall have ninety (90) days after receipt of any Feasibility Study or pre-Feasibility Study and the recommendations of the Participant commissioning or conducting such Feasibility Study or pre-Feasibility Study to meet and consider, and to approve or reject, the Feasibility Study or pre-Feasibility Study and its recommendations. If the Management Committee approves or makes substantial use of the Feasibility Study or pre-Feasibility Study prepared by a Participant in its decision to proceed to place the Property into Commercial Production, it shall reimburse the Participant for the reasonable costs of preparing the same. If the Management Committee rejects a Feasibility Study or pre-Feasibility Study, it may in its discretion direct the Manager to perform or have performed such additional work as the Management Committee deems necessary to revise the Feasibility Study or pre-Feasibility Study. In such event, the Management Committee shall direct the Manager to promptly perform such additional work, revise the Feasibility Study or pre-Feasibility Study accordingly and submit it to the Management Committee for approval or rejection.

11.      ACCOUNTS AND SETTLEMENTS

11.1 VENTURE BANK ACCOUNT. The Manager shall establish a bank account (the "Venture Bank Account") with a Canadian chartered bank into which shall be paid all payments to be made by the Participants pursuant to the provisions of this Agreement and from which all disbursements made by the Manager shall be paid. The Manager shall designate appropriate employees of it to be signing officers for the Venture's Bank Account. Any interest earned on funds deposited in the Venture Bank Account will accrue to the Participants in proportion to their respective Participating Interest. Any amounts deposited in the Venture Bank Account will accrue to the Participants in proportion to their respective Participating Interest. Any amounts deposited in the Venture Bank Account shall be deemed to be held in trust for the Participants.

11.2 MANAGER'S FUNDS. Neither Party nor the Manager shall in any manner commingle the Venture's funds with its own funds.

11.3 MONTHLY STATEMENTS. Within 15 days of the end of each calendar month, the Manager shall deliver to each Participant financial statements and other relevant information, including copies of the monthly account statements for the Venture Bank Account, reflecting in reasonable detail all transactions of the Venture during the preceding month.

11.4 CASH CALLS. The Manager shall, at least seven days but not more than 21 days, prior to the start of each calendar month present to each Participant an invoice based on the most recently approved Program and Budget to each Participant for their proportionate share based on their then Participating Interest of:

         (i)      if  advances   for  the  prior  month  are  less  than  actual
                  Expenditures, an amount equal to actual Expenditures less advances for the prior month; and

         (ii)     estimated Expenditures for the succeeding month; and

         (iii) estimated Expenditures for the second succeeding month to maintain a minimum 30 day cash balance;

less:

         (iv)     if  advances  for the prior  month  are  greater  than  actual
                  Expenditures,   an  amount  equal  to  advances   less  actual
                  Expenditures for the prior month; and

         (v) estimated Expenditures for the second succeeding month from the prior month billing; and

         (vi) interest or other revenues received by the Manager for the account of the Venture; and

         (vii) any cash receipts from the sale of Assets received by the Manager for the account of the Venture;

plus or less:

         (viii)   any other adjustment necessary to comply with this Agreement.

Where a monthly invoicing results in a negative amount the Manager shall at the sole option of each Participant, refund to the Participants their proportionate share of the over-contribution or apply such amount as a credit to amounts invoiced for the next ensuing month. The Manager shall use all reasonable efforts to maintain at all times a minimum cash balance approximately equal to the estimated disbursements for the next 90 days.

11.5 SPECIAL CASH CALLS. The Manager may present an invoice at any time to each Participant for significant Expenditures requiring payment in a timely manner that were unforeseen at the time of the prior monthly invoicing.

11.6 PAYMENT OF CASH CALLS. EACH Participant shall deposit in the Venture Bank Account its proportionate share of the invoicing within 15 days of receipt of the invoicing.

11.7 FAILURE TO MEET CASH CALLS. If a Participant fails to meet cash calls in the amounts and at the times specified under this Agreement the provisions of section 7.6 of this Agreement shall be applicable in accordance with its terms.

11.8 AUDITS AND ADJUSTMENTS. The financial records of the Venture shall be audited annually by the Auditor. The Management Committee shall arrange to have the audit report prepared and distributed to each Participant not later than 60 days after the end of each fiscal year end. Each Participant shall also have the right to audit the Venture's records on reasonable notice to the Manager and at its own expense in accordance with the Accounting Procedure. All claims for adjustment made as a result of audits must be made within twenty-four months of delivery of the audit report to the Participants making the claim.

12.      DISPOSITION OF PRODUCTS

12.1 DIVISION OF PRODUCTION. Each Participant shall be entitled and shall take in kind and separately dispose of its share of all Products based on its Participating Interest produced by the Venture from the Property at their highest state of beneficiation on the Property, and for that purpose shall take delivery of its share of the Products as the same are produced and placed in the storage facilities for the account of such Participant. Individual ownership of its share of said Products shall pass to each Participant concurrently with the taking of delivery thereof in kind. Notwithstanding the foregoing the Participants may, upon mutual agreement at any time and from time to time, jointly sell or otherwise dispose of their respective shares of the Products and make such arrangements in connection therewith as they deem mutually advisable, without in any way causing them to be deemed to be in partnership. The proceeds from such joint sales shall be to the account of the Participants in accordance with their Participating Shares or as they may otherwise agree in writing.

12.2 EXISTING ROYALTIES. Each Participant hereby acknowledges that the Property and all Products derived from the Property are subject to the Existing Royalties and further acknowledges that it is liable for and shall direct the Manager to pay from time to time on its behalf its Participating Share of the Existing Royalties. Each Participant shall deliver to the Manager on a timely basis all such information as the Manager needs in order to enable the Manager to pay the Existing Royalties from time to time on behalf of such Participant.

12.3 LIENS. Each Participant shall have a lien on the other Participant's share of Products to secure payment of such Participant's proportionate share of Expenditures based on its Participating Interest. If a Participant defaults in making a cash contribution in accordance with the terms of this Agreement or to cure such default in accordance with section 7.6, then the non-defaulting Participant may without limitation to its other rights at law, in equity or under this Agreement:

         (a) Elect to treat the default as an immediate and automatic assignment to the non-defaulting Participant of the defaulting Participant's share of the Products and from and after the non-defaulting Participant making such election, the non-defaulting Participant may require the purchaser of the defaulting Participant's share of Products to make payment therefor to the non-defaulting Participant while the default continues; and

         (b) Enforce the lien created by the default in payment by taking possession of all or any part of the defaulting Participant's share of Products and selling the same. The proceeds of the sale shall be firstly applied by the non-defaulting Participant in payment of any Expenditures to be paid by the defaulting Participant and not paid by it and any balance remaining shall be paid to the defaulting Participant after deducting reasonable costs of the sale. Any sale made aforesaid shall be a perpetual bar both at law and in equity against any claims to the Products sold by the defaulting Participant and its assigns and against all other Persons claiming the Products or any part or parcel thereof, sold as aforesaid, from, through or under the defaulting Participant or its assigns.

In the event that the value of such Products so assigned to the non-defaulting Participant or the proceeds thereof are sufficient to cure a default or repay a loan pursuant to the terms of section 7.5, the defaulting Participant shall be deemed to be back in good standing under the terms of this Agreement.

13.      WITHDRAWAL AND TERMINATION

13.1 WITHDRAWAL. A Participant may elect to withdraw as a Participant from this Agreement by giving notice to the other Participant of the effective date of withdrawal, which date shall be the later of the end of the then current Program and Budget or 60 days after the date of the notice. Upon any such withdrawal this Agreement shall terminate and the withdrawing Participant shall be deemed to have transferred to the remaining Participant or those existing at the date of this Agreement, all of its Participating Interest in the Assets and in this Agreement without cost and free and clear of any and all Encumbrances arising by, through or under such withdrawing Participant, except those to which both Participants have given their written consent after the date of this Agreement, and subject to the Existing Royalties and the terms and conditions of all leases, permits, licences or other approvals related to the Property. No withdrawal under this section 13.1 shall relieve the withdrawing Participant of its share of liabilities, costs, penalties or fines to Governmental Authority having jurisdiction or to third Persons (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to such withdrawal. For the purposes of this section 13.1, the withdrawing Participant's proportionate share of such liabilities shall be equal to its Participating Interest at the time that the conduct of Operations giving rise to such liability, cost, penalty or fine occurred.

13.2 TERMINATION. The Joint Venture shall terminate on the first to occur of:

         (i) the written agreement of the Participants to terminate the Joint Venture;

         (ii) the purchase by one Participant of the Participating Interest of all other Participating Interests in accordance with the terms of this Agreement; and

         (iii) 11:59 p.m. (Montreal time) on that date which is the second anniversary of the date upon which the last interest of the Participating Interests in the Assets is surrendered, terminated, assigned, transferred or otherwise permanently disposed of; provided that, subject to applicable law to the contrary, the surrender, termination, assignment, transfer or other permanent disposition of such last interest of the Participating Interests in the Assets shall not occur until the Participants shall have agreed to terminate the Commercial Production, if it has commenced and is ongoing.

13.3 CONTINUING OBLIGATIONS. On termination of this Agreement under section 13.3, but subject to the terms of section 13.2, the Participants shall each remain liable for continuing obligations hereunder as set out herein until final settlement of all accounts and for any liability whether it accrues before or after termination if it arises out of Operations during the term of the Agreement.

13.4 DISPOSITION OF ASSETS ON TERMINATION. Promptly after termination of the Venture and this Agreement, the Management Committee shall direct the Manager to take all action necessary to wind up the activities of the Venture and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. Any Participant that has a negative capital account balance when the Venture is terminated for any reason shall contribute to the Assets of the Venture an amount sufficient to raise such balance to zero. The Assets shall first be paid, applied or distributed in satisfaction of all liabilities of the Venture to third Persons and then to satisfy any debts, obligations or liabilities owed to the Participants. Before distributing any funds or Assets to Participants the Manager shall have the right to segregate amounts which are necessary to discharge continuing obligations or to purchase for the account of Participants, all required letters of credit, surety bonds or other security for the performance of such obligations as may be required by any Governmental Authority having jurisdiction. The foregoing shall not be construed to include the repayment of any Participant's capital contributions. Thereafter any remaining cash and all other Assets shall be distributed to the Participants in proportion to their respective Participating Interests, first in the ratio and to the extent of their respective capital accounts and then in proportion to their respective Participating Interests subject to any dilution, reduction or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's Participating Interest therein has been terminated pursuant to this Agreement other than by conversion to a royalty interest in accordance with the terms of this Agreement.

13.5     RIGHT TO DATA AFTER  TERMINATION.  Each withdrawing  Participant  under section 13.1 shall be entitled to all information acquired in the conduct of the Venture prior to such withdrawal and pursuant to any Program of which the withdrawing Participant has duly paid its pro rata share of costs and expenses, based upon its Participating Interest, including copies of maps, data and reports which can be reproduced and which have not theretofore been furnished to such withdrawing Participant, but such withdrawing Participant shall for a period of two years from the date of such withdrawal or the completion of the aforementioned Program, whichever is the later, hold in strict confidence all information acquired by it in the conduct of the Venture.

13.6 CONTINUING AUTHORITY. On termination of the Venture or the deemed withdrawal of a Participant from the Venture or the withdrawal of a Participant pursuant to section 13.2 the Manager shall have the power and authority, subject to control of the Management Committee, to do all things on behalf of the Participants which are reasonably necessary or convenient to; (a) wind up
Operations; and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied at the time of such termination or withdrawal if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets and take any other reasonable action in any matter with respect to which the former Participants continue to have or appear or are alleged to have, a common interest or a common liability.

14.      TRANSFER OF INTEREST AND FINANCING

14.1     RIGHTS  TO   TRANSFER.   Neither   Participant   shall   transfer   its
Participating Interest or its interest in this Agreement other than in accordance with this Article 14. Either Participant may, at any time after execution of this Agreement, Transfer all of its rights, title and interest under this Agreement to an Affiliate of that Participant or, subject to and in compliance with sections 14.2 and 14.3 below, to a third party, provided such transferring Participant shall provide to the other Participant 30 days notice of such Transfer and provided (i) that in the case of a Transfer to such an Affiliate, the transferring Participant shall ensure that such subsidiary shall remain as an Affiliate for so long as it is entitled to the benefit of and bound by the terms of this Agreement and (ii) such Affiliate shall have agreed in writing with the other Participant, on terms satisfactory to the other Participant, to be bound by the terms and conditions of this Agreement and to perform all obligations of the transferring Participant hereunder. Notwithstanding such Transfer to an Affiliate by a Participant, such transferring Participant shall remain at all times liable for the due performance of all covenants and obligations of such transferring Participant to be performed hereunder. In the event a Participant completes a Transfer to a third party in accordance with the terms of this Article 14 such Participant shall be released from its obligations under this Agreement to the extent such third party has agreed in writing to be bound by and to perform the obligations of the transferring Participant under this Agreement.

14.2 RIGHT OF FIRST REFUSAL. If a Participant should desire to transfer to a third party all of its Participating Interest and its interest in this Agreement (the "Offered Interest"), it shall first have received an all cash BONA FIDE written offer from an arm's length third party (the "Third Party Offer") which shall state the price and all other pertinent terms and conditions upon which it wishes to complete the Transfer and the transferring Participant shall have delivered a copy of the Third Party Offer to the other Participant together with its own offer to sell to the other Participant on the same terms and conditions (the "Offer"). The other Participant shall have 60 days from the date the Offer is delivered to it, to notify the transferring Participant whether it elects to acquire the Offered Interest at the price and on the terms and conditions set forth in the Offer. If the other Participant does so elect the Transfer shall be consummated promptly after notice of such election is delivered by the transferring Participant. If the transferring Participant fails to so elect, within the period provided for in this section, the transferring Participant shall have 90 days following the expiration of such period to consummate the Transfer to a third Person at a price and on terms no less favourable than those offered in the Offer and in accordance with this Article 14. If the transferring Participant fails to consummate the Transfer to a third Person within the period set forth in this section, the right of first refusal herein contained shall be deemed to be revived. Any subsequent proposal to Transfer its Participating Interest and an interest in this Agreement to a third party by the transferring Participant shall be conducted in accordance with the procedures set forth in this section 14.2 and the balance of this Article 14. If the transferring Participant transfers the Offered Interest pursuant to this section, it shall be released from all liabilities and obligations under this Agreement provided that the third Person delivers to the remaining Participant an agreement in writing covenanting to be bound by this Agreement and the terms hereof in accordance with section 14.3 below.

14.3     LIMITATIONS   ON  FREE   TRANSFERABILITY.   The  Transfer  right  of  a
Participant in this Article 14 shall be subject to the following terms and conditions:

         (a) No Transfer shall be for less than all of a Participating Interest and related interest in this Agreement.

         (b) No transferee of all of the interest of a Participating Interest and related interest in this Agreement shall have the rights of a Participant unless and until (i) the non-transferring Participant shall have consented to such Transfer, such consent not to be unreasonably withheld having regard to the mining experience and reputation and the financial strength of the proposed transferee, and (ii) the transferee has, as of the effective date of the Transfer, committed in writing on terms satisfactory to the non-transferring Participant to be bound by the terms of this Agreement and the terms of the Venture to the same extent as the transferring Participant.

         (c) No Transfer permitted by this Article 14 shall relieve the transferring Participant of its share of any liability, cost, penalty or fine whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer.

         (d) The transferring Participant and the transferee shall bear all tax consequences of the Transfer.

14.4 ACQUISITION OF INTEREST. Upon the completion of the transfer of a Participating Interest pursuant to the terms of this Agreement, the Participants or the third party acquiring such Participating Interest will be deemed to have acquired a corresponding portion of the transferring Party's Expenditures. Such transferee shall be entitled to all the rights and benefits accruing, and will be subject to the same duties and obligations attributable, to the Participating Interest which it has purchased from the transferring Party, including the right to participate in any further Programs and Budgets and the right to have its Participating Interest increased or reduced in the same manner as the transferring Party.

14.5     FINANCING.

         (a) Other than as set out below neither Participant shall mortgage, pledge, charge, hypothecate or otherwise encumber its Participating Interest or any part thereof without the prior written approval of the other Participant.

         (b) Notwithstanding the provisions of subparagraph 14.5(a) above, each of the Participants shall be entitled to mortgage, pledge, hypothecate or otherwise encumber its Participating Interest provided that all of the proceeds of such mortgage, charge, pledge or hypothec are applied by such Participant to fund its participation in Programs and Budgets pursuant to this Agreement and then only if the holder of the mortgage, pledge, charge, hypothecation or other encumbrance shall have agreed in writing on terms satisfactory to the other Participant that, (i) upon realization of its security, its recourse shall be limited to the sale of all, but not less than all, of the Participating Interest in which it has security and (ii) such holder is and shall be bound by the provisions of this Agreement, including this Article 14, and shall have agreed in writing with the other Participant to require any purchaser of the Participating Interest from it to be bound by the terms of this Agreement, including this
                  Article 14.

15.      DISPUTES

15.1     DISPUTE RESOLUTION.

         (a) In the event the Management Committee members of the Participants are unable to resolve any dispute between the Participants arising out of this Agreement or out of Operations, within twenty (20) days of being seized of the matter in dispute, then the matter in dispute shall be referred to the Chief Executive Officers of the Participants specifying in detail the matter in dispute, and the Chief Executive Officers of each Participant shall meet and use reasonable efforts to resolve the dispute.

         (b) If the Chief Executive Officers of the Participants are unable to resolve the dispute within fifteen (15) days of the matter being referred to them by the Management Committee then the matter shall be referred to binding arbitration with no appeal from the arbitration. Such referral to binding arbitration shall be to a single arbitrator (qualified by education and experience to decide the matter and fluent in both English and French) pursuant to Book VII - Arbitrations - Code of Civil Procedure (Quebec) and its successor legislation, which act shall govern such arbitration proceeding in accordance with its terms except to the extent modified by the rules of arbitration set out in Schedule "E". The determination of such arbitrator shall be final and binding upon the Parties hereto and the costs of such arbitration shall be as determined by the arbitrator. The Parties covenant that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration.

16.      FORCE MAJEURE

16.1 FORCE MAJEURE. Time shall be of the essence of this Agreement, provided however that notwithstanding anything to the contrary contained herein, if either Party should at any time or times during the currency of this Agreement be delayed in or prevented from complying with this Agreement by reason of wars, acts of God, strike, lockouts or other labour disputes, inability to access its place of business or the Property, acts of public insurrection, riots, fire, storm, flood, explosion, government restriction, failure to obtain any approvals required from any Governmental Authority having jurisdiction (but only in the circumstances that the Manager has filed timely and complete applications for such approvals from such Governmental Authorities having jurisdiction), including environmental protection agencies, interference of persons primarily concerned about environmental issues or native rights groups or other causes whether of the kind enumerated above or otherwise which are not reasonably within the control of the applicable Party, but excluding for greater certainty, unavailability of funds, the period of all such delays resulting from such causes or any of them, shall be excluded in computing the time within which anything required or permitted by the applicable Party to be done, is to be done hereunder, and the time within which anything is to be done hereunder shall be extended by the total period of all such delays. Nothing contained in this Article shall require the applicable Party to settle any labour dispute or to test the constitutionality of any enacted law. In the event that any Party asserts that an event of force majeure has occurred, it shall complete such reasonable actions or cause such reasonable actions to be completed as may be necessary to correct or terminate the alleged event of force majeure and give notice in writing to the other Party specifying the following:

         (a)      the cause and nature of the alleged event of force majeure;

         (b) a summary of the action it or its Agents have taken to the date of such notice to correct the alleged event of force majeure;

         (c) confirmation as to all acts, actions and things done by it or its Agents to terminate the event of force majeure; and

         (d) the reasonably expected duration of the period of force majeure.

Any Party asserting an event of force majeure shall provide ongoing periodic notice in writing to the other Party including updates with respect to such events of force majeure, including the matters set out above, within 15 days of the end of each calendar month during the period of force majeure and shall provide prompt notice in writing to the other Party upon the termination of the event of force majeure.

17.      AREA OF INTEREST

17.1 AREA OF INTEREST. Any mineral claim, mineral lease or mineral property or any direct or indirect right, title or interest therein, including a royalty interest, (such right, title or interest hereafter collectively a "Mineral Interest"), which is located or otherwise acquired by or on behalf of any Party and which lies wholly or partly within 1 kilometer of the circumambient boundaries of any part of the Property as they exist on the date hereof (the "Area of Interest"), including any Mineral Interest into which such Mineral Interest may hereafter be converted, shall if the other Party so elects as set out in section 17.2, form part of the Property and become subject to this Agreement.

17.2 NOTICE OF ACQUISITION. If any Party acquires any Mineral Interest during the term of this Agreement which lies wholly or partly within the Area of Interest as set out in section 17.1 hereof, the acquiring Party shall within 30 days of such acquisition give notice of such acquisition or right to the same to the other Party, together with copies of all related geological and other data in its possession, and such other Party shall have the right during the 30 days next following the receipt of such notice and data, by written notice to the acquiring Party and upon payment of its pro rata share of the costs of acquisition of such Mineral Interest, to elect that such Mineral Interest be included as part of the Property under this Agreement. Failure to provide such notice to the acquiring Party shall be deemed to constitute an election by the other Party that such Mineral Interest not be included as part of the Property under this Agreement. Any agreement entered into by the acquiring Party for the acquisition of a Mineral Interest shall contain a term permitting the disposition of an interest therein to the other Party. If the other Party elects that such Mineral Interest not be included as part of the Property under this Agreement, the acquiring Party shall be free to deal with such Mineral Interest as it sees fit, free of any obligations contained in this Agreement. If the other Party elects that such Interest shall be included as part of the Property under this Agreement, all acquisition costs incurred (or the cash equivalent thereof) with respect to such Mineral Interest shall be included as part of the Expenditures under this Agreement and the other Party shall, within 120 days of delivering notice electing that such Mineral Interest form part of the Property under this Agreement, reimburse the acquiring Party or contribute cash to the Venture in an amount equal to its proportionate share of such acquisition costs as determined by its Participating Interest at the time of such acquisition.

18.      INFORMATION, DATA AND CONFIDENTIALITY

18.1 ACCESS. At all times during the term of this Agreement the duly authorized representatives of each Participant shall, at their sole risk and expense and at reasonable intervals and times, have access to the Property and to all technical records and other factual engineering data and information relating to the Property which is in the possession or control of the Manager.

18.2 PROGRESS REPORTS. During the period of any Exploration Operations the Manager shall furnish the Participants with semi-annual progress reports and with a final report on conclusion of each Exploration Program. The final report shall show the Operations performed and the results obtained and shall be accompanied by a statement of Expenditures and copies of pertinent plans, assay maps, diamond drill records and other factual engineering data. During the period of Development Operations the Manager shall provide monthly progress reports to the Participants, which reports shall include information on any material changes or affecting the development of a Mine or the related Mine Development plan.

18.3 CONFIDENTIALITY. All information received by any Party as a result of or in connection with the Assets or this Agreement shall be confidential, shall be treated as confidential and shall not be disclosed, without the prior written consent of the other Party to any other Person. Such consent shall not be unreasonably withheld. Where disclosure is required by law or a regulatory authority having jurisdiction, a copy of the information required to be disclosed including without limitation, any press release shall be provided to the other Party in advance of its disclosure. The consent required by this
Article 18 shall not apply to a disclosure: (i) to an Affiliate or Agent that has a bona fide need to be informed; and (ii) to any third Person to whom the disclosing Party contemplates a Transfer of all or any part of its interest in or to the Assets and this Agreement. Only such confidential information as such third Person shall have a legitimate business need to know shall be disclosed and such third Person shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Article 18. The provisions of this Article 18 shall continue to apply to any Party which withdraws or which is deemed to have withdrawn from this Agreement. Where disclosure is required in connection with a third Person Transfer, any intended third Person transferee must sign a confidentiality agreement containing provisions similar to this Article 18. No Party shall be liable to the disclosing Person in respect of any interpretations, opinions, findings, conclusions or other non-factual information included by the disclosing Person in any report or other document provided to the other Party whether included by negligence or otherwise. Each disclosing Person shall jointly and severally indemnify and save harmless the other Party from and against all Losses actually incurred by the other Party in respect of the release by the disclosing Person of such non-factual information to third Persons, irrespective of whether such release was consented to by the other Party.

19.      EVENT OF DEFAULT OF PARTICIPANT

19.1 EVENT OF DEFAULT . In the event of an occurrence with respect to any Participant of any one or more of the following:

         (a) if the whole or any material part of the Participating Interest of the Participant shall be the subject of a lien, charge or attachment other than in accordance with the terms of this Agreement and such lien, charge or attachment shall not have been discharged within sixty days thereafter; or

         (b)      It has  committed  an act of  bankruptcy,  is  insolvent,  has proposed a compromising arrangement to its creditors generally, has had any petition for a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceedings with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed in respect of any part of its assets, has had any encumbrancer take possession of any of its property and has had any execution or distress become enforceable or become levied upon any of its property;

then:

         (c) if such event occurs, such event shall be a default of such Participant under this Agreement and the other Participant, without prejudice to any other remedy it may have, shall have the right to purchase the Participating Interest of the defaulting Participant in accordance with the following:

                  (i) by giving concurrent written notice of its election to do so to the defaulting Participant and to the Manager (if it is not the defaulting Participant);

                  (ii) the completion of the purchase of the said defaulting Participating Interest shall take place at the time and place, and the defaulting Participant shall perform such acts and execute such documents, as the purchasing Participant may reasonably specify or provide. The purchase price of the aforesaid Participating Interest to the purchasing Participant shall be the fair market value thereof to be determined, within seventy five days of receipt by the defaulting Participant of the notice provided for herein, by an independent appraiser appointed by mutual agreement of the Participant or failing such agreement, by arbitration pursuant to Article 15; and

                  (iii) payment of any purchase price made as aforesaid shall be a perpetual bar both at law and in equity by the defaulting Participant and its successors and assigns against the other Participant, and its successors and assigns.

19.2 ADDITIONAL REMEDIES. In the event of the occurrence with respect to any Participant of any of the events referred to in section 19.1, each non-defaulting Participant, without prejudice to any other remedy it may have, shall have the right to pursue any remedy available at law or in equity, it

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                                      -37-


being acknowledged by each of the Participants that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for a default.

20.      INSURANCE

20.1 INSURANCE. Commencing on the Effective Date, the Management Committee shall cause the Manager to place and maintain with a reputable insurer or insurers such insurance, if any, as the Management Committee in its discretion deems advisable in order to protect the Parties together with any other insurance as any Participant may by notice reasonably request. The Manager shall, on the written request of any Participant, provide it with evidence of such insurance. This paragraph shall not preclude any Party from placing, for its own account, insurance for greater or other coverage than that placed by the Manager.

21.      NOTICE

21.1 NOTICES. All notices, requests, demands or other communications which by the terms hereof are permitted to be given by either Party to the other shall be given in writing by personal delivery or delivered by facsimile transmission, addressed to such other Party or delivered to such other Party as follows:

                  (i)      to Halo at:

                           1280 - 625 Howe Street
                           Vancouver BC  V6C 2E5

                           Attention:    Chief Executive Officer
                           Fax No.:      (604) 484-0069

                  (ii)     to Metanor at:

                           2872, chemin Sullivan
                           Bureau 2
                           Val D'Or, Quebec

                           Attention:    President
                           Fax No.:      (819) 825-8224

22.      MISCELLANEOUS - GENERAL

22.1 ACTS IN GOOD FAITH. The Parties shall at all times during the currency of this Agreement and after the termination of this Agreement during the period, if any, when the provisions of this Agreement continue to apply, act in good faith with respect to the other Party and shall do or cause to be done all reasonable things within their respective control which may be necessary or desirable to give full effect to the provisions hereof. The following clauses shall survive termination of this Agreement: 3.1, 6.1, 6.2, 7.6, 7.7, 11.5, 13.1, 13.3, 13.4, 13.5, 13.6, 15.1, 18.3, 19.1 and 19.2.

22.2 AMENDMENT. This Agreement may not be amended or modified in any respect except by written instrument signed by the Parties.

22.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. The execution of this Agreement has not been induced by nor do the Parties rely upon or regard as material, any covenants, representations or warranties whatsoever not incorporated herein and made a part hereof.

22.4 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Parties and each of their successors and permitted assigns, but no other Person.



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                                      -39-

22.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same document.

IN WITNESS WHEREOF the Parties have executed these presents as of the Effective Date.


                           HALO RESOURCES LTD.


                           Per:  ________________________________________

                           Name:

                           Title:


                           RESSOURCES METANOR INC./METANOR RESOURCES INC.

                           Per:  ________________________________________

                           Name:

                           Title:

                        LIST OF SCHEDULES [Not Attached]




         Schedule A        DESCRIPTION OF PROPERTY

         Schedule B        ACCOUNTING PROCEDURE

         Schedule C        EXISTING ROYALTIES

         Schedule D        NET SMELTER RETURNS ROYALTY

         Schedule E        RULES FOR ARBITRATION



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